                      PACIFIC FINANCE & DEVELOPMENT CORP.

                         FIRST AMENDMENT AND CONSENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                     AND CONSUMER PRODUCTS PLEDGE AGREEMENT


         This FIRST AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSUMER PRODUCTS PLEDGE AGREEMENT (this "AMENDMENT") is dated as of March 10, 1997 and entered into by and between PACIFIC FINANCE AND DEVELOPMENT CORP., a California corporation ("BORROWER") and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., acting through its Los Angeles Agency ("BANK"), and is made with reference to that certain Second Amended and Restated Credit Agreement dated as of December 22, 1994 (said Credit Agreement being the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), between Borrower and the Bank and (ii) that certain Pledge and Security Agreement dated as of March 2, 1995 (the "CONSUMER PRODUCTS PLEDGE AGREEMENT") executed by REVLON CONSUMER PRODUCTS CORPORATION ("CONSUMER PRODUCTS") in favor of the Bank.


                                    RECITALS


         A. Consumer Products has informed the Bank that Prestige Fragrance & Cosmetics, Inc. ("PFC"), its wholly owned Subsidiary, intends to merge with and into The Cosmetic Center, Inc. ("COSMETIC CENTER") and that, as a result of such merger, (i) Cosmetics Center shall be the surviving corporation and (ii) Consumer Products will own between 74% and 84% of the issued and outstanding capital stock of Cosmetic Center.

         B. In connection with the merger of PFC with and into Cosmetic Center (the "MERGER"), Consumer Products, the subsidiaries party thereto, the financial institutions party thereto (the "CONSUMER PRODUCTS LENDERS"), the arranger named therein, the co-agents named therein, Citibank, N.A., as documentation agent, and The Chase Manhattan Bank (formerly known as Chemical
Bank) are entering into that certain First Amendment and Consent Number 1 dated as of January 9, 1997 (the "CONSUMER PRODUCTS FIRST AMENDMENT") pursuant to which, among other things, the Consumer Products Lenders consent to the Merger.

         C. Borrower, Consumer Products and PFC have asked the Bank to, among other things, (i) amend the Credit Agreement as provided herein and (ii) consent to the Merger and, subject to the terms and conditions provided herein, the Bank has agreed to such amendments and consent.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.    AMENDMENTS TO THE CREDIT AGREEMENT

    1.1  AMENDMENTS TO ARTICLE I: DEFINITIONS; INTERPRETATION

         A. The definition of "PFC" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition:

    "; provided that on and after the PFC Merger Date, all references to "PFC" in this Agreement and the Operative Agreements shall be references to Cosmetic Center."

         B. The definition of "PFC PLEDGED STOCK" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition:

    "; provided that on and after the PFC Merger Date, all references to "PFC Pledged Stock" in this Agreement and the Operative Agreements shall be references to the capital stock of Cosmetics Center pledged pursuant to the Consumer Products Pledge Agreement."

         C. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in alphabetical order:

         " `COSMETIC CENTER' means The Cosmetic Center, Inc."

         " `PFC MERGER DATE' means the date that the merger of PFC with and into Cosmetic Center is consummated."

    1.2  AMENDMENTS TO ARTICLE VII: DEFAULTS

         A. Section 7.01(t) of the Credit Agreement is hereby amended by adding the following at the end thereof:

    "; provided that on and after the PFC Merger Date, it shall only be an Event of Default pursuant to this clause (t) if Consumer Products shall cease to own more than 50% of the total voting power of outstanding capital stock of Cosmetic Center."

SECTION 2.    AMENDMENTS TO CONSUMER PRODUCTS PLEDGE AGREEMENT

         Section 4(j) of the Consumer Products Pledge Agreement is hereby amended by deleting the phrase "100% of the issue and outstanding common stock of the Issuer" therefrom and substituting "shares of capital stock of the Issuer representing more than 50% of the total voting power of the outstanding capital stock of the Issuer" therefor.

SECTION 3.    RELEASE

         The Bank hereby agrees that, upon the consummation of the Merger, the PFC Guarantee shall be automatically released and of no further force or effect.

SECTION 4.    CONSENT AND ACKNOWLEDGMENT

         The Bank hereby:

              (a) consents to the Merger and, in connection with the Merger, the delivery by The Chase Manhattan Bank ("CHASE"), as successor to Chemical Bank, of the stock of PFC held by Chase pursuant to that certain letter agreement dated as of January 24, 1996 among Chase, the Bank, Consumer Products and PFC; provided that (i) concurrently with the Merger, Consumer Products shall execute a Pledge Amendment substantially in the form of Annex A hereto in order to reflect the conversion of the stock of PFC into the capital stock of Cosmetics Center by operation of the Merger, and (ii) Chase and the other parties thereto shall execute and deliver to the Bank an Amendment to the Intercreditor Agreement substantially in the form of Annex B hereto;

              (b) consents to the amendment of the New Consumer Products Credit Agreement pursuant to the Consumer Products First Amendment and to all revisions to the definition of "INTEREST COVERAGE RATIO" contained in
         Section 1.01 of the Credit Agreement effected by the Consumer Products First Amendment;

              (c) consents to notwithstanding the provisions of Section 6 of the Consumer Products Pledge Agreement, the exercise by Consumer Products of its rights with respect to the PFC Pledged Stock in order to effect the Merger; and

              (d) acknowledges and agrees that the Merger shall not constitute a Net Proceeds Event; provided that no Net Proceeds are derived from the Merger.

         Without limiting the generality of the provisions of subsection 8.03 of the Credit Agreement, the consents set forth in this Section 4 shall be limited precisely as written and is provided solely for the purpose of permitting the Merger without violating the provisions of the Credit Agreement or the Consumer Products Pledge Agreement and this Amendment and Consent does not constitute, nor should it be construed as, a waiver of compliance by

Borrower or Consumer Products with respect to the Credit Agreement or the Consumer Products Pledge Agreement in any other instance.

SECTION 5.    REPRESENTATIONS AND WARRANTIES

         A. In order to induce the Bank to enter into this Consent, the Borrower, by its execution of a counterpart of this Consent, represents and warrants that after giving effect to this Consent (a) no Event of Default or Potential Event of Default exists under the Credit Agreement, (b) all representations and warranties contained in the Credit Agreement and the documents executed pursuant thereto are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and (c) the Borrower has performed all agreements to be performed on its part as set forth in the Credit Agreement and the other Operative Agreements.

         B. In order to induce the Bank to enter into this Consent, Consumer Products, by its execution of a counterpart of this Consent, represents and warrants that, upon the delivery of the Pledge Amendment substantially in the form of Annex A and the pledge of the Cosmetics Center Stock pursuant thereto, each of the representations and warranties contained in Section 4 of the Consumer Products Pledge Agreement, as amended by this Amendment (as so amended, the "AMENDED CONSUMER PRODUCTS PLEDGE AGREEMENT") shall be true, correct and complete as of the date of such delivery and pledge.

SECTION 6.    MISCELLANEOUS

         A. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         B. This Amendment shall become effective as of the date hereof upon the execution of counterparts hereof by the Borrower, Consumer Products, PFC and the Bank and receipt by the Bank of written or telephonic notification of such execution and authorization of delivery thereof.

         C. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         D. Each of the Borrower and Consumer Products hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Consumer Products Pledge

Agreement and this Amendment and consents to the amendments of the Credit Agreement and the Consumer Products Pledge Agreement effected pursuant to this Amendment. Each of the Borrower and Consumer Products hereby confirms that each Operative Agreement to which it is a party or otherwise bound and all collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Operative Agreement), including without limitation the payment and performance of all such "Obligations," "Guaranteed Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement, as amended by this Amendment.

         E. On and after the date hereof and the satisfaction of the conditions contained in Section 6.B of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby and each such reference in the Consumer Products Pledge Agreement shall mean and be a reference to the Amended Consumer Products Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Operative Agreements, nor constitute a waiver of any provisions of any of the Operative Agreements. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Operative Agreements are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                            PACIFIC FINANCE &
                                            DEVELOPMENT CORP.

                                            By: /s/ Steven Berns
                                               -------------------------------
                                            Title: Vice President


                                            THE LONG-TERM CREDIT BANK OF
                                            JAPAN, LTD., ACTING THROUGH ITS
                                            LOS ANGELES AGENCY

                                            By: /s/ Paul Clifford
                                               -------------------------------
                                            Title: Deputy General Manager


                                            REVLON CONSUMER PRODUCTS
                                            CORPORATION

                                            By: /s/ Steven Berns
                                               -------------------------------
                                            Title: Vice President



ACKNOWLEDGED AND AGREED TO:

PRESTIGE FRAGRANCE & COSMETICS, INC.

By: /s/  Steven Berns
   -------------------------------
    Title:  Vice President

                                    ANNEX A

                                PLEDGE AMENDMENT

         This Pledge Amendment, dated _____________, 1997 is delivered with respect to that certain Pledge and Security Agreement dated as of March 2, 1995; (the "PLEDGE AGREEMENT"; capitalized terms defined therein being used herein as therein defined) made by the undersigned in favor of The Long-Term Credit Bank of Japan, Ltd., acting through its Los Angeles Agency. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement and that the capital stock listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall secure all Secured Obligations.

                                       REVLON CONSUMER PRODUCTS CORPORATION


                                       By:
                                          --------------------------------
                                       Title:



Stock                           Stock Certificate                     Number of
Issuer      Class of Stock             Nos.            Par Value       Shares
------      --------------             ----            ---------       ------

                                    ANNEX B

                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                                 [CHASE LOGO]


THE CHASE MANHATTAN BANK
270 Park Avenue
New York, New York  10017-2070


                                                           March _____, 1997

The Long-Term Credit Bank
  of Japan, Ltd., Los Angeles Agency
444 South Flower Street
Los Angeles, California  90071-2938

             - and -

Revlon Consumer Products Corporation
625 Madison Avenue
New York, New York  10022

             - and -

The Cosmetic Center, Inc. (as
successor by merger to Prestige Fragrance
& Cosmetics, Inc.)
c/o Revlon Consumer Products Corporation
625 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

              Reference is made to:

(i) Amended and Restated Credit Agreement, dated as of January 24, 1996 (as amended, supplemented or otherwise modified from time to time, the "RCPC Credit Agreement"), among Revlon Consumer Products Corporation ("RCPC"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents named therein, Citibank, N.A., as documentation agent, the Arranger named therein, and Chemical Bank, as administrative agent (in such capacity, the "Administrative Agent");

(ii) Amended and Restated Collateral Agency Agreement (Bank Obligations), dated as of January 24, 1996 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency Agreement"), between RCPC and the Administrative Agent, on behalf of the holders of the Bank Obligations;

(iii) the Amended and Restated Company Pledge Agreement (Domestic), dated as of January 24, 1996 (as amended, supplemented or otherwise modified from time to time, the "Company Pledge Agreement"), made by RCPC in favor of the Collateral Agent with respect to the capital stock of, among other issuers, The Cosmetics Center, Inc. (as successor by merger to Prestige Fragrance & Cosmetics, Inc.; "CCI");

(iv) the Second Amended and Restated Credit Agreement, dated as of December 22, 1994 (as amended, supplemented or otherwise modified from time to time, the "Yen Credit Agreement"), between Pacific Finance & Development Corp. and The Long-Term Credit Bank of Japan, Ltd. ("LTCB");

(v) the Guarantee Agreement, dated as of July 15, 1992 (as amended, supplemented or otherwise modified from time to time, the "Consumer Products Guarantee"), between RCPC and LTCB;

(vi) the Guarantee Amendment and Acknowledgment, dated as of December 22, 1994 (the "Guarantor Acknowledgment"), between RCPC and LTCB; and

(vii) the Pledge and Security Agreement, dated as of March 2, 1995 (as amended, supplemented or otherwise modified from time to time, the "CCI Pledge Agreement"), made by RCPC in favor of LTCB.

This letter agreement (this "Agreement") amends and restates, in its entirety, the intercreditor agreement contemplated by the Guarantor Acknowledgment.

              This letter shall confirm our agreement that:

(a) the Lien granted to (or for the benefit of) the Lenders in the capital stock of CCI pursuant to the Company Pledge Agreement (the "Pledged Stock") shall be subordinated to the Lien granted pursuant to the CCI Pledge Agreement to secure the obligations of RCPC in respect of the Consumer Products Guarantee; provided that such subordination shall apply only to obligations in an amount equal to the Shortfall Amount; provided, further, that, until the Company Pledge Agreement is terminated in accordance with its terms, the Administrative Agent shall promptly notify LTCB of any "Event of Default" under (and as defined in) the RCPC Credit Agreement and, without the prior written consent of LTCB, the Collateral Agent shall not exercise any rights (other than any such rights which must be exercised in order to preserve the rights and interests of the Administrative Agent and the Collateral Agent in the Pledged Stock in the event of a bankruptcy proceeding of RCPC or CCI) with respect to the Pledged Stock for a period of 90 days after the occurrence of any such Event of Default (the "Agent Standstill Period"), during which period LTCB shall have the exclusive right to foreclose upon and sell the Pledged Stock;

(b) The interest of LTCB in the Pledged Stock granted pursuant to the CCI Pledge Agreement shall (except for the priority contemplated by clause
         (a) above) be subordinated to the interest of the Administrative Agent and the Lenders in the Pledged Stock pursuant to the Company Pledge Agreement (Domestic), in each case on substantially the terms provided for in that certain letter agreement, dated as of July 15, 1992, between RCPC and LTCB.

(c) The Collateral Agent shall at all times (subject to clause (e) below) hold the certificates evidencing the Pledged Stock on its own behalf and as bailee of LTCB. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Stock in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account.

(d) In the event that LTCB may so request in writing, the Collateral Agent promptly shall deliver the certificate evidencing the Pledged Stock to LTCB; provided, however, that:

                   (i) the Administrative Agent shall have no obligation to
              deliver such certificate to LTCB at any time during the period of 90 consecutive days (such period, the "LTCB Standstill Period") following the last day of the Agent Standstill Period (during which time the Administrative Agent shall have the exclusive right to foreclose upon and sell the Pledged Stock, but LTCB shall retain all other rights it has with respect to the Pledged Stock, including, without limitation, all rights which must be exercised in order to preserve the rights and interests of LTCB in the Pledged Stock in the event of a bankruptcy proceeding of RCPC or CCI), but rather shall continue to hold such certificate as bailee of LTCB and shall apply any proceeds received therefrom in accordance with the provisions of the Collateral Agency Agreement and this Agreement; and

                   (ii) in the event that the Administrative Agent previously has delivered the certificate evidencing the Pledged Stock to LTCB, LTCB shall promptly return such certificate to the Administrative Agent during the LTCB Standstill Period in order to permit the Administrative Agent to exercise any rights available to it hereunder.

         From and after the delivery to LTCB of the certificate evidencing the Pledged Stock, LTCB shall hold such Pledged Stock on its own behalf and as bailee for the Collateral Agent and, promptly upon payment in full of any Shortfall Amount (or the determination that there is no Shortfall Amount and that no Shortfall Amount can exist at any relevant time in the future), LTCB shall deliver to the Collateral Agent the certificate evidencing the Pledged Stock or any proceeds (net of any amounts applied to pay the Shortfall

         Amount and the costs and expenses incurred by LTCB in connection with the realization upon the Pledged Stock) received on account thereof.

(e) LTCB hereby agrees that, at any time when a Notice of an Actionable Event remains outstanding, the Administrative Agent (or the Lenders) shall have the right to purchase for cash from LTCB (without representation or warranty by, or recourse against, LTCB) the portion of the amounts outstanding under the Yen Credit Agreement equal to the Shortfall Amount at par and, in connection therewith, LTCB shall assign to the Administrative Agent the first priority security interest held by LTCB in the Pledged Stock. Upon any such purchase, the Yen Credit Agreement shall be deemed to be bifurcated into two separate and distinct loans, such that:

                   (i) LTCB shall have no rights or interests in the loan which is held by the Administrative Agent (or the Lenders, as the case may be) or, except as expressly set forth in this paragraph with respect to LTCB's obligation to assign its first priority security interest in the Pledged Stock, any obligation to the Administrative Agent or the Lenders; and

                   (ii) the Administrative Agent (or the Lenders, as the case may be) shall have no rights or interests in the loan which is held by LTCB or in any collateral security (including, without limitation, any mortgaged real property, but other than the Pledged Stock) therefor or, except as expressly set forth in this paragraph with respect to the obligation to pay the consideration for the purchase of such loan, any obligation to LTCB.

              This letter agreement shall terminate without any act by or notice to any person (natural or otherwise) on the date upon which all amounts outstanding under the Yen Credit Agreement or the RCPC Credit Agreement have been indefeasibly paid in full.

              This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their successors and assigns. In no event shall this Agreement inure to the benefit of any other person (natural or otherwise), it being the express intent of the parties to this letter agreement that there be no third party beneficiaries of the agreements contained herein.

              This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

              THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              If you are in agreement with the foregoing, please sign the enclosed copy of this letter agreement where indicated below and return it to us.

                                            Very truly yours,

                                            THE CHASE MANHATTAN BANK
                                            (formerly known as Chemical Bank),
                                            as Administrative Agent and as
                                            Collateral Agent



                                            By:
                                               -------------------------------
                                               Title:

ACKNOWLEDGED AND AGREED as of
the date first set forth above
------------------------------

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
Los Angeles Agency


By:
   -------------------------------
   Title:

REVLON CONSUMER PRODUCTS CORPORATION


By:
   -------------------------------
   Title:

THE COSMETICS CENTER, INC.


By:
   -------------------------------
   Title: